        Portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The redacted portions are identified by brackets with the character "*" indicating deleted information.

                                                                   EXHIBIT 10.28


                                                                  EXECUTION COPY
                                                                  --------------

                                  May 16, 1996

Mr. Louis A. Isakoff
Senior Vice President
   and General Counsel
IFE Inc.
P.O. Box 2050
Virginia Beach, Virginia 23450-2050

RE: Affiliation agreement dated as of December 28, 1989, (the "Agreement") by and between Satellite Services, Inc. ("Affiliate") and The Family Channel ("FAM"), a division of International Family Entertainment, Inc. ("IFE")

Dear Lou:

     The parties hereto desire to amend the above-referenced Agreement to reflect their understanding as of January 1, 1994. Terms not defined in this Letter of Amendment shall have the definition given to them in the Agreement. In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is acknowledged, FAM and Affiliate agree as follows:

     1.   Nationwide, Third Party SMATV Rights.  Section 3(a) of the Agreement
          ------------------------------------
is hereby amended by adding at the end thereof the following new sentence:

"Notwithstanding the foregoing provisions of this Section 3(a), FAM hereby grants to Affiliate and Affiliate hereby accepts the nationwide, non-exclusive right to exhibit and distribute the FAM Service to any SMATV owned and operated by a third party, provided that the rates for the exhibition and distribution of the FAM Service to such a SMATV shall be equal to the Fees set forth in Section 7(i) (B) hereof, and provided further that FAM has the right to deliver the FAM Service to each such SMATV. The customers served by such SMATV shall all be considered Subscribers for purposes hereof pursuant to the provisions of Section 2(b) hereof."

     2.   Compression Rights.  A new Section 3(c) shall be added to the
          ------------------
Agreement, as follows:

     "(c) FAM hereby grants Affiliate, and any affiliate of Affiliate, the right to receive the signal of the Service, to digitize, compress, modify, replace or otherwise technologically manipulate the signal, and to transmit the signal as so altered (the "Altered Signal") to a satellite, or to a location within the continental United States designated by Affiliate (in its sole and absolute discretion), for redistribution to terrestrial or other reception sites capable of receiving and utilizing the Altered Signal, within the United States its territories, commonwealths and possessions. FAM hereby grants Affiliate, any affiliate of Affiliate, and any System having a valid affiliation agreement with FAM the right to deliver the Altered Signal for the uses set forth in the Agreement, and the right to deliver the Altered Signal to any third party, provided that such third party is authorized by FAM pursuant to a valid agreement or otherwise to receive the signal of the Service; and provided, further that no such alteration, transmission, redistribution, reception or other use will cause a material change in an average viewer's perception of the principal video or principal audio presentation of the Service. Furthermore, FAM shall not change the signal of the Service in such a way as technically or technologically to defeat, or otherwise interfere with, Affiliate's, any affiliate of Affiliate's, or any System's rights under this Section 3(c) . In the event FAM interferes with or otherwise prevents receipt, digitization, compression, modification, replacement, utilization or manipulation of the signal of the Service by Affiliate, any affiliate of Affiliate, or any System pursuant to the terms of this Section 3(c), then Affiliate shall have the right to delete any or all Systems from Schedule 1 of this Agreement, immediately, and to discontinue carriage, immediately, of the Service on any or all Systems."

     3.   Signal Hand-Off Rights.  A new Section 3(d) shall be added to the
          ----------------------
Agreement, as follows:

     "(d) FAM hereby gives its consent to permit Affiliate and any affiliate of Affiliate to transmit by cable or other transmission system the signal of the Service as received at the headend of any System to any third party; provided that the cable or other transmission system of such third party is connected to the cable or other transmission system of such System, and provided further that such third party is authorized by FAM to receive the signal of the Service. Affiliate will, at FAM's request, terminate delivery to any such third party, provided FAM indemnifies Affiliate from any claim that FAM wrongfully directed Affiliate to terminate delivery of the Service to such third party. Affiliate will not terminate delivery to any such third person without six months' prior written notice to FAM, which notice FAM may waive in FAM's sole and absolute discretion. FAM also hereby gives its consent to permit Affiliate and any affiliate of Affiliate during the Term to receive by cable or other transmission system the signal of the Service from any third party, provided that such third party is connected to the cable or other transmission system of any System."

     4.   Legally required data streams.  A new Section 3(e) shall be added to
          -----------------------------
the Agreement, as follows:

     "(e) In the event that Affiliate is required by law, decree, ordinance or administrative action to pass through to any of its customers any material contained within the signal of the FAM Service (including but not limited to ratings or V-Chip data), FAM shall not commingle such material with material Affiliate is not required to pass through to its customers and shall not co-locate such material on lines of the vertical blanking interval with material Affiliate is not required to pass through to its customers.

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

     5.   Term. Section 4 of the Agreement shall be deleted in its entirety, and
          ----
the following language shall be added in lieu thereof:

     "4. Term. The term of this Agreement (the "Term") shall commence on January
         ----
     1, 1990 and shall, unless sooner terminated pursuant to the terms hereof or extended by agreement of the parties hereto, expire on December 31, 2009. Affiliate shall have a one-time option to terminate this Agreement effective December 31, 2006, provided written notice thereof is given to FAM prior to December 31, 2005; and provided further the parties shall negotiate in good faith a renewal agreement to be effective December 31, 2006 but the parties shall be under no obligation to reach such a renewed agreement."

     6.   Fees. Sections 7(a) (i) and (ii) of the Agreement shall be deleted in
          ----
their entirety and the following language shall be added in lieu thereof:

          "(i) (A) For the period prior to January 1, 1996, Affiliate shall pay the monthly per subscriber Fees set forth in the provision of the Agreement superseded by this amendment.

          "(i) (B) For the period January 1, 1996 to December 31, 2001 Affiliate shall pay the following monthly per subscriber Fees:

          1996        1997        1998       1999       2000        2001
          $[*]        $[*]        $[*]       $[*]       $[*]        $[*]

     Each annual [*] increase in the Fee shall go into effect either, at Affiliate's annual option, on the last day of the year preceding the year shown in the table immediately preceding this sentence or on the first day of the year shown. If, as of November 1, 1994 Affiliate delivered FAM to at least [*] subscribers, Affiliate shall be entitled throughout the Term to a discount of [*], to be applied to the above rates.

          "(i) (C) For the period of [*] Affiliate shall pay per subscriber monthly Fees that are the [*] of (x) the prior year's rate, [*] or (y) the rate arrived at by [*] FAM's then current, undiscounted cable television industry rate card. Each annual increase in the Fee provided for in this
     Section 7(a)(i)(C) shall go into effect either, at Affiliate's annual option, on the last day of the year preceding the year it will mainly be in effect or on the first day of the year it will be in effect.

          "(i) (D) For the period [*] Affiliate shall pay per subscriber monthly Fees that are the [*] of (x) the rate arrived at by [*] FAM's then current, undiscounted cable television industry rate card, provided Affiliate's Service Subscribers [*] in number and (y) the prior year's rate card [*]. Each annual increase in the Fee provided for in this Section 7(a)(i)(D) shall go into effect either, at Affiliate's annual option, on the last day of the year preceding the year it will mainly be in effect or on the first day of the year it will be in effect.

          "(i) (E) Once per each quarter during the Term prior to [*] FAM shall [*] to Affiliate [*] of paid quarterly license fees in respect of any System that offers FAM full-time as a basic level service or as an expanded basic level service [*]. It is the sole responsibility of Affiliate to provide a clear detailed statement certifying FAM carriage quarterly. In the event FAM extends this channel position [*] beyond [*] Affiliate shall be able to participate in it on terms at least as favorable as the most favorable terms offered to any other multi-channel video programming distributor.

          "(i) (F) For Systems realigning (for the first time) or launching FAM as a basic level or expanded basic level service [*], a [*] amount of [*] per FAM subscriber will be paid to Affiliate."

          "(i) (G) For the purposes of Section 7(g) hereof, 'net effective per subscriber rate' will be calculated taking into account (a) all terms and provisions of any agreement which involves financial outlays (excluding contingent liabilities) by either party for the benefit of the other or in direct connection with the rates for the FAM service, or which involves direct or indirect consideration paid by either party to the other, such as discounts, credits, marketing support or adjustments of any kind; and (b) the actual number of subscribers to the FAM Service (rather than 'committed' or 'projected' subscribers) will be used. Net effective per subscriber rate shall exclude [*] but Affiliate shall be entitled to participate in such programs on the same basis as any other affiliate."

     7.   A la Carte and Packaging. A new Section 17 (j) shall be added to the
          ------------------------
Agreement, as follows:

          "(j) A la Carte and Packaging.  In a System that is carrying FAM as of
               ------------------------
     the date hereof, Affiliate may carry FAM a la carte, or on any level or in any package of services, provided it does so according to the terms and provisions of Exhibit B attached hereto and incorporated herein by this reference. In a System that is not carrying FAM on the basic or expanded basic level of service as of the date hereof, or in any system that becomes a System after the date hereof and is not carrying

                                            [*] CONFIDENTIAL TREATMENT REQUESTED

     FAM on the basic or expanded basic level of service as of the date hereof, Affiliate may, after good faith consideration of carrying FAM on the basic or expanded basic level of service, carry FAM a la carte, or on any level or in any package of services, and shall pay the following amounts to FAM in lieu of any Fees notwithstanding any provision in Section 7 of the
     Agreement:


         (i) [*] by the System for the Service if offered by the System on an a la carte basis; or

         (ii) if the Service is offered by the System as part of a package of other services, then an [*] by the System for the package [*].

     In no event may the a la carte or package amount be less than any Fee provided for in Section 7(a) (i) hereof."

     8.   On-Air Acknowledgment.  A new Section 17(k) shall be added to the
          ---------------------
Agreement as follows:

          "(k) On-Air Acknowledgment. FAM shall provide an audible
               ---------------------
     acknowledgment one time each day, in alternating day parts, stating that programming on the Family Channel has been paid for in part by fees paid by the local cable company. Subject to the provisions hereof, the scheduling of the acknowledgment and the format and style of the acknowledgment shall be at the sole discretion of FAM."

     9.   Effective Date.  This Letter of Amendment shall be effective as of
          --------------
January 1, 1994. Except as specifically provided in this Letter of Amendment, the Agreement shall remain in full force and effect.

     10.  Audit Rights.  A new Section 8(d) shall be added to the Agreement as
          ------------
follows:

          "(d) FAM shall keep and maintain accurate books and records of all matters directly relating to this Agreement including, without limitation, all books and records necessary for FAM to demonstrate its compliance with
     Section 7(g) hereof, in accordance with generally accepted accounting principles. During the Term and for one (1) year after the termination of this Agreement, such books and records shall be available to Affiliate for inspection and audit, during normal business hours, at Affiliate's expense, at FAM's offices upon reasonable notice to FAM; provided, however, that any inspection and audit of FAM's books and records to determine compliance with the provisions of Section 7(g) hereof shall be conducted with reference to books and records relating to the then current calendar year and the two prior calendar years only, and shall be conducted by a public accounting firm or an auditing firm that audits or otherwise provides services to both Affiliate and FAM or an independent accounting firm mutually agreed upon in good faith by the parties, provided that such accounting firm is one of the six largest accounting firms in the United States. If the parties cannot in good faith mutually agree upon such independent accounting firm within ninety (90) days, then Affiliate shall select an independent accounting firm to conduct such audit, provided that such independent accounting firm is one of the six largest accounting firms in the United States. The public accounting firm or auditing firm that conducts the audit shall be referred to hereinafter as the "Auditor." If, as a result of the examination performed hereunder by the Auditor, the Auditor determines that FAM has fully complied with Section 7(g) hereof, then such Auditor shall provide written notice to the parties stating only that FAM has complied with Section 7(g), and under no circumstances shall any information acquired during the course of the examination be disclosed to Affiliate by the Auditor and all such information shall remain strictly confidential. If, as a result of the examination performed hereunder, the Auditor determines that FAM has failed to comply with Section 7(g), then the Auditor shall discuss in good faith for a reasonable time with FAM the provisions at issue. In the event that the Auditor and FAM resolve the provisions at issue and conclude that FAM, in fact, has complied with
     Section 7(g), then the Auditor shall provide written notice to the parties stating only that FAM has complied with Section 7(g), and under no circumstances shall any information acquired during the course of the Examination and/or discussions be disclosed to Affiliate by the Auditor and all such information shall remain strictly confidential. In the event that the Auditor and FAM cannot resolve the provisions at issue and the Auditor believes FAM has not complied with Section 7(g), then FAM shall have the option, at FAM's sole election, either (i) to grant to Affiliate the more favorable provision that was the subject of FAM's noncompliance with
     Section 7(g) (in which case under no circumstances shall any information acquired during the course of the examination be disclosed to Affiliate by the Auditor and all such information shall remain strictly confidential), or (ii) to authorize the Auditor to provide to Affiliate only that limited information acquired during the course of the examination as is necessary for Affiliate to pursue its claim or claims under this Agreement; any information which is not so necessary shall not be disclosed to Affiliate by the Auditor and shall remain strictly confidential. Affiliate's right to audit FAM's compliance with Section 7(g) hereof shall be limited to once in any twelve (12) month period during the Term and once in the year after termination of this Agreement. Affiliate must make any claim against FAM pursuant to Section 7(g) hereof within the earlier of (i) three (3) months after Affiliate's auditor leaves FAM's offices and (ii) thirty-nine (39) months after the close of the month that gave rise to such claim."

     11. MFN Amendment.  Section 7(g) of the Agreement is hereby amended by
         -------------
     adding at the end thereof the following new sentence:

     "For purposes of this Section 7(g), and for purposes of comparing the actual rate per subscriber to the Service payable by Affiliate to the actual rate per subscriber to the Service payable by a third party that is distributing the Service via a common delivery system through which multiple parties may distribute services (e.g., VDT or OVS providers), the
                                               ----
     calculation of the penetration of the Service for such third party shall be based on the total number of customers receiving programming services through such common delivery system, regardless of the number of distributors providing services through such common delivery system."

     12.  VDT Rights.  Section 3 (a) of the Agreement is hereby amended by
          ----------
     adding the following sentence at the end of the fourth sentence of Section 3 (a):

     "Notwithstanding any other provision hereof, FAM hereby grants to Affiliate and Affiliate hereby accepts the non-exclusive right to exhibit and distribute the FAM Service, on a retail basis, in the United States, the District of Columbia and the territories, possessions and commonwealths of the United States by any' system or enterprise (regardless of whether such system or enterprise is affiliated with the owner and/or operator of any required distribution equipment) that distributes audio/visual signals and/or programming over the distribution facilities. of a common carrier by means of a video dial tone connection, open video system or other common carrier arrangement, whether now existing or developed in the future ("VDT"), at the Fees set forth in Section 7 hereof." Each such system or enterprise shall be a System for all purposes hereof.

     13.  Compression, digitization or encryption switch. Section 5(c) of the
          ----------------------------------------------
     Agreement is hereby amended by adding at the end thereof the following two new sentences:

     "Notwithstanding the foregoing, In the event Network (x) compresses the signal of the Service, (y) digitizes the signal of the Service, or (z) changes the method of encryption of the signal of the Service, in such a manner that the signal of the Service cannot be received or utilized by a System or Systems, Network shall, at its sole and exclusive option, either promptly reimburse each System for the cost to purchase and/or deploy the equipment necessary for such System to receive or utilize the signal of the Service, or promptly supply to each System all of the equipment necessary for such System to receive or utilize the signal of the Service. The preceding sentence shall only apply to Systems carrying the signal of the Service as of the date of such a compression, digitization or encryption change, and any System that is so compensated shall rebate to Network such compensation in the event it discontinues carriage of the Service earlier than one year after receiving such compensation."

     If the foregoing accurately reflects your understanding, please so indicate by executing this Letter of Amendment in the space indicated and returning it to me.

                              Very truly yours,

                              /s/ Jedd S. Palmer

                              Jedd S. Palmer,
                              President

ACCEPTED AND AGREED TO
FOR THE FAMILY CHANNEL AND FOR
INTERNATIONAL FAMILY ENTERTAINMENT, INC. BY

/s/ Craig R. Sherwood
___________________________
     (Name)

May 28, 1996
___________________________
     (Date)



cc:  Tim Robertson
     Larry Dantzler
     Craig Sherwood

                                            [*] CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT B
                                   ---------

     1.   A la carte.  Affiliate shall have the right to carry the Service on an
          ----------
a la carte basis in any System where the Service is also carried in the most highly penetrated package of service other than the broadcast basic package of services. Affiliate shall pay FAM the Fees set forth in Section 7(i) hereof in respect of such customers receiving the Service on an a la carte basis.

     2.   Packages.  Affiliate shall have the right in any System to include the
          --------
Service in a package of other services containing at least three other programming networks (the "Mini-pack"). The programming networks included in the Mini-pack shall be subject to FAM's prior written consent, provided that no such consent shall be necessary if the Mini-pack includes at least three of the following networks: WTBS, USA, Nickelodeon, TNT, ESPN, CNN, Headline News, Discovery, AMC, TNN, WOR and WGN.

     3.   Packaging Fees.  In the event that the Service is received by
          --------------
[*] of Affiliate's total cable television subscriber universe, Affiliate shall pay a total monthly license fee, in respect of Affiliate's cable television subscribers receiving the Service in a package of services, that is equal to the Fees set forth in Section 7(i) hereof. In the event that the Service is received by [*] of Affiliate's total cable television subscriber universe, Affiliate shall pay a total monthly license fee in respect of Affiliate's cable television subscribers receiving the Service on an a la carte or package basis, that is equal to the per subscriber rates, including tier and a la carte rates, set forth below.

          a.  The a la carte rate shall be as follows:

     (i) in Systems where the Service is offered to subscribers at [*] Affiliate shall pay Network a per subscriber license fee for each subscriber receiving the Service on an a la carte basis [*] specified in the Agreement;

     (ii) in Systems where the Service is offered to subscribers at [*] Affiliate shall pay Network a per subscriber license fee for each subscriber receiving the Service on an a la carte basis [*];

     (iii) in Systems where the Service is offered to subscribers at [*] Affiliate shall pay Network a per subscriber license fee for each subscriber receiving the Service on an a la carte basis [*];

     (iv) in Systems where the Service is offered to subscribers at a [*] Affiliate shall pay Network a per subscriber license fee for each subscriber receiving the Service on an a la carte basis [*].

          (b)  The package rate shall be as follows:

     (i) in Systems where the Service is received by [*] of the System's subscribers, Affiliate shall pay FAM a per subscriber license fee for each subscriber receiving the Service in a package of services equal to the Fees set forth in Section 7(i) for the pertinent month;

     (ii) in Systems where the Service is received by [*] of the System's subscribers, Affiliate shall pay FAM a per subscriber license fee for each subscriber receiving the Service in a package of services equal to the Fees set forth in Section 7(i) for the pertinent month multiplied by two;

     (iii) in Systems where the Service is received by [*] of the System's subscribers, Affiliate shall pay FAM a per subscriber license fee for each subscriber receiving the Service in a package of services equal to the Fees set forth in Section 7(i) for the pertinent month multiplied by two-and-one-half;

     (iv) in Systems where the Service is received by [*] of the System's subscribers, Affiliate shall pay FAM a per subscriber license fee for each subscriber receiving the Service in a package of services equal to the Fees set forth in Section 7(i) for the pertinent month multiplied by three.

     4.   The "Benchmark".  If at any time the Service is received by [*]
          ----------------
of Affiliate's total cable television subscriber universe (excluding lifeline subscribers and subscribers in systems purchased or otherwise acquired after the date hereof and who were not previously receiving the Service) (the "Benchmark"), then FAM may terminate this Exhibit B (but not the Agreement) unless Affiliate cures the subscriber shortfall within sixty (60) days of the end of the month in which the Benchmark was missed. For the purposes of this Exhibit B, "lifeline subscribers" shall mean those subscribers of Affiliate receiving a package of services that includes only the following services, in any combination: the signals of local broadcast television stations, no more than four satellite-delivered cable television networks and any number of services that are services other than satellite-delivered cable television networks.

     5.   Reports.  Affiliate shall report to FAM, no later than the forty-fifth
          -------
(45th) day following the end of each quarter in which this Exhibit B is effective, the following information in respect of each System carrying the Service in a package of services: the number of total subscribers receiving cable service and the number of total subscribers receiving the Service via a Mini-pack carriage.